Exhibit 99.1
PRIVATEBANCORP, INC.
SAVINGS, RETIREMENT & EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective Generally as of January 1, 2006)
[Conformed through the Sixth Amendment]

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PRIVATEBANCORP, INC.
SAVINGS, RETIREMENT & EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective Generally as of January 1, 2006)
[Conformed Through the Sixth Amendment]
Section 1 Plan Identity.
1.1 Name. The name of this Plan is “PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan (As Amended and Restated Effective Generally as of January 1, 2006)” (the “Plan”). It is an amendment and restatement of a prior version of the Plan known as the PrivateBancorp, Inc. Savings & Retirement Plan that was maintained through a master prototype document with Principal Financial Group pursuant to an adoption agreement effective on November 1, 2004 (the “Prior Prototype Plan”). [This version of the Plan document incorporates changes made through the Sixth Amendment and, accordingly is conformed through the Sixth Amendment.]
1.2 Purpose. The purpose of this Plan document is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries. The ESOP Component (as defined in Appendix II) is designed to invest primarily in Employer Stock (as defined herein) as a means of enabling Participants to acquire a beneficial ownership interest in the Company to supplement their retirement income and promote employee ownership.
1.3 Effective Date. The effective date of the original version of the Plan was January 1, 1995 (the “Original Effective Date”). The effective date of this Plan document is generally January 1, 2006 (the “Effective Date”), except as otherwise specifically provided herein or required under the Code. (The ESOP Component Effective Date is set forth in Appendix II.)
1.4 Fiscal Period. This Plan shall be operated on the basis of a January 1 — December 31 Plan Year for the purpose of keeping the Plan’s books and records, and distributing or filing any reports or returns required by law.
1.5 Single Plan for All Employers. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures, distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 6.

1.6 Interpretation of Provisions. The Employers intend this Plan to be a qualified profit-sharing plan under Section 401(a) of the Code with a cash or deferred arrangement under Section 401(k) of the Code and, to the extent described in Appendix II, an employee stock ownership plan under Section 4975(e)(7) of the Code. The Plan and Trust shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner. The Plan shall be construed in accordance with the following rules:
(a) Headings at the beginning of articles and sections hereof are for convenience of reference only, shall not be considered a part of the text of the Plan and shall not influence its construction.
(b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.
(c) Any references to the masculine gender include the feminine and vice versa.
(d) Use of the words “hereof”, “herein”, “hereunder” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.
(e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.
1.7 Effect of Restatement. The provisions of the Plan as set forth in this document shall generally apply to a Participant who is in the employ of an Employer on or after the Effective Date, except to the extent otherwise specifically required under the Code. The rights and benefits of any Participant whose employment with an Employer prior to the Effective Date shall be determined in accordance with the corresponding provisions of the Prior Plan documents as in effect upon the Participant’s termination of employment and, to the extent necessary, the provisions of the Prior Plan documents are hereby specifically incorporated by reference into this Plan. Notwithstanding the foregoing, if a Participant’s Account balances are not completely distributed before this Plan document is actually adopted by the Company, then his Account balances shall be invested, distributed and accounted for in accordance with the provisions of the Plan as set forth in this document and the Trust.
1.8 EGTRRA and Regulatory Compliance. While this Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) the Company initially adopted interim good faith amendments for the Plan under the Prior Prototype Plan. The provisions of the Plan relating to EGTRRA are intended to demonstrate continuing good faith compliance with the requirements of EGTRRA, and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided specifically herein, the provisions of the Plan relating to EGTRRA shall be effective as of the first day of the 2002 Plan Year, and shall supersede other provisions of the Plan to the extent such provisions are inconsistent therewith. In addition, this Plan document also reflects an election made by the Company to make updated Treasury Regulations relating to Sections 401(k) and 401(m) of the Code effective as of the 2006 Plan Year.

Section 2 Definitions.
The following words and phrases, for which the first letter is capitalized, shall have the meaning specified when used in this Plan, unless the context clearly indicates otherwise:
“Account” means a Participant’s interest in the assets accumulated under this Plan as expressed in terms of a separate account balance (as described in more detail in Section 5.1), which is periodically adjusted to reflect contributions, the Plan’s investment experience, distributions, and forfeitures. Reference to a Participant’s “Accounts” include every Account established on behalf of the Participant under the Plan.
“Active Participant” means any Employee who has satisfied the eligibility requirements of Section 3.1 and who qualifies as an Active Participant for a particular Plan Year under Section 4.1 or, with respect to Employer Discretionary Contributions, the applicable requirements set forth in Section 4.2.
“Actual Contribution Percentage” means, for a specified group of Active Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of ACP Employer Contributions actually paid to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant’s Total Compensation for such Plan Year, as set forth in Section 4.8. For this purpose, “ACP Employer Contributions” on behalf of any Active Participant shall include: (A) any Employer Matching Contributions, but excluding (1) Employer Matching Contributions that are taken into account in the Actual Deferral Percentage test (provided the Actual Contribution Percentage test is met both with and without exclusion of these Matching Contributions) and (2) Employer Matching Contributions made for prior Plan Years in connection with qualified military service under Section 414(u) of the Code; and (B) at the election of the Company, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing the Actual Contribution Percentages, Employees who would be an Active Participant but for the failure to make Elective Deferral Contributions shall be treated as an Active Participant on whose behalf no Employer Matching Contributions are made.
“Actual Deferral Percentage” means, for a specified group of Active Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of ADP Employer Contributions actually paid to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant’s Total Compensation for such Plan Year, as set forth in Section 4.6. For this purpose, “ADP Employer Contributions” on behalf of any Active Participant shall include: (A) any Elective Deferral Contributions made pursuant to the Participant’s deferral election (including Roth Contributions and Excess Elective Deferral Contributions of Highly Compensated Employees), but excluding (1) Excess Elective Deferral Contributions of Non-highly Compensated Employees, (2) Elective Deferral Contributions that are taken into account in the Actual Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferral Contributions) and (3) Elective Deferral Contributions made for prior Plan Years in connection with qualified military service under Section 414(c) of the Code; and (B) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing the Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferral Contributions shall be treated as a Participant on whose behalf no Elective Deferral Contributions are made.

“Affiliate” means, in connection with the Company, any other entity (whether corporation, partnership, sole proprietorship or otherwise) if both it and the Company are: (a) corporations which are members of a controlled group of corporations as defined in Section 414(b) of the Code; (b) trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Section 414(c) of the Code; (c) members of an “affiliated service group” as defined in Section 414(m) of the Code; or (d) required to be aggregated pursuant to regulations under Section 414(o) of the Code. For purposes of applying the limitations set forth in Section 6 relating to Section 415 of the Code, a parent-subsidiary arrangement resulting in an entity being an Affiliate shall be determined by using a “more than 50 percent” test, instead of an “at least 80 percent” test under Sections 414(b) and (c) of the Code.
“Alternate Payee” means a Spouse, former spouse, child, or other dependent of a Participant, as designated under a QDRO.
“Anniversary Date” means the last day of each Plan Year.
“Beneficiary” means the person, persons, or entity designated by a Participant to receive benefits payable under the Plan on the Participant’s death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant’s Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a spouse.
The Committee may rely upon the advice of the Participant’s executor or administrator as to the identity of the Participant’s Spouse.
“Break in Service” means any five or more consecutive Plan Years in which an Employee has 500 or fewer Hours of Service per period and has terminated Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period beginning on or after January 1, 1985 (i) by reason of the Employee’s pregnancy; (ii) by reason of the birth of the Employee’s child; (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child; or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.
“Cash Compensation” means a Participant’s compensation from his Employer with respect to that portion of a Plan Year in which he is an Active Participant beginning on or after an applicable Entry Date. A Participant’s Cash Compensation shall be based upon the cash method of accounting; overtime pay, bonuses, commissions, taxable sick pay, any compensation deferred under a qualified cash or deferred arrangement, and similar items shall be included, but any compensation income realized under a stock option, nonqualified plan or arrangement amounts paid by or received from an Employer to cover travel, entertainment, moving, or similar expenses, the value of any fringe benefits not received in cash, and severance pay shall be excluded.

A Participant’s Cash Compensation shall exclude any compensation in any Plan Year in excess of $220,000, as adjusted for increases in cost of living in accordance with Section 401(a)(17)(B) of the Code.
“Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.
“Committee” means the Committee responsible for the administration of this Plan in accordance with Section 11.
“Company” means PrivateBancorp, Inc., a Delaware corporation, and any entity which succeeds to the business of PrivateBancorp, Inc. and adopts this Plan as its own pursuant to Section 12.2.
“Contract” means a life insurance policy or annuity contract.
“Designated Acquisition Employee” A “Designated Acquisition Employee” means an individual who: (a) is an employee of a business or an affiliate of that business at the time the business is acquired by the Company or an Affiliate in a transaction designated by the Company or the Committee as one to which the corresponding provisions of this Plan apply and (b) becomes an Employee of an Employer in connection with such acquisition within 90 days of such acquisition or such longer time period as specified by the Company or the Committee.
“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
“Disability” or “Disabled” means that a Participant is, as a result of sickness or injury, prevented from engaging in any substantial gainful employment activity, and is eligible for receiving disability benefits under Title II of the Federal Social Security Act. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. In any event, the Committee’s good faith decision as to whether a Participant’s Service has been terminated by disability shall be final and conclusive.
“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former spouse who is the Alternate Payee under a QDRO are Distributees with regard to the interest of the Spouse or former spouse. [Effective January 1, 2010, “Distributee” means a Participant or a surviving Beneficiary of a Participant.]
“Elective Deferral Account” means a fully vested account established and maintained for a Participant for his Elective Deferral Contribution made pursuant to Sections 4.1(a) or (b).

“Elective Deferral Contribution” means any Employer contribution to the Plan that is made pursuant to a Participant’s Elective Deferral election, in lieu of cash compensation. An Elective Deferral Contribution shall not include any deferrals properly distributed as excess Annual Additions.
“Elective Deferral Roth Account” means a fully vested account established and maintained for a Participant for those Elective Deferral Contributions made on his behalf pursuant to an election to treat such contributions as Roth Contributions under Section 402A of the Code and Section 4.1(c). Any such election shall be in the form and manner prescribed by the Committee, which has the authority to allow or disallow such elections on a uniform and nondiscriminatory basis. To the extent required by applicable Treasury Regulations, any Roth Contribution election made by a Participant must be made before the contribution is made and be irrevocable.
“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution made on or after January 1, 2010 to a Beneficiary other than an opposite sex surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or an individual retirement annuity. For distributions made on or after January 1, 2002, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This expanded definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a spouse or former spouse who is the Alternate Payee under a QDRO. Notwithstanding the foregoing, to the extent provided in applicable Treasury Regulations for an Eligible Rollover Contribution consisting of Roth Contributions, an Eligible Retirement Plan shall only include a Roth IRA or such a qualified trust that agrees to account for the Roth Contributions separately.
“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution may not include:
(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee’s designated Beneficiary;
(b) any distribution for a specified period of ten years or more;
(c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(d) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Stock);
(e) a hardship withdrawal; or
(f) distribution of dividends paid on Employer Stock.
For distributions made on or after January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
“Employee” means any individual who is or has been employed or self-employed by an Employer (or an Affiliate). The term Employee also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by an Employer. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for an Employer shall be treated as provided by an Employer.
However, such a “leased employee” shall not be considered an Employee of an Employer if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated annual employer contribution rate of at least 10 percent of the Employee’s compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 132(f)(4) (effective January 1, 1998), Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code; and (ii) leased employees do not constitute more than 20 percent of the Employer’s Non-highly Compensated Employee work force.
“Employer” means the Company or any Affiliate which adopts this Plan with the Company’s consent pursuant to Section 12.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 12.2.
“Employer Contribution Account” means an account established and maintained for a Participant with respect to Employer Matching Contributions and Employer Discretionary Contributions.
“Employer Discretionary Contribution” means an optional, discretionary Employer contribution, other than a Matching Contribution, made to the Plan, with the amount of the contribution, if any, determined by the Company for each Plan Year.

“Employer Stock” means: (i) shares of common stock of the Company (or any member of its controlled group determined under Section 409(l) of the Code) that are readily tradable on an established securities market, (ii) if no shares of common stock meet the readily tradable requirement, shares of common stock of the Company (or such controlled group member) that have the greatest voting and dividend rights or (iii) shares of convertible preferred stock which meet the applicable requirements in clauses (i) or (ii) above. The term Employer Stock shall be synonymous with the term “Qualifying Employer Security” under the Trust.
“Entry Date” means, with respect to a particular set of eligibility requirements in Section 3.1 or Section 3.2, the first business day of each calendar month of a Plan Year. Notwithstanding the foregoing, the Committee may establish special eligibility procedures and Entry Dates for Designated Acquisition Employees.
“ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).
“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of ACP Employer Contributions taken into account pursuant to Section 4.8 on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations as set forth in Section 4.8.
“Excess Contributions” means, with respect to any Plan Year, the excess of ADP Employer Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted as set forth in Section 4.6. Excess Contributions shall be treated as an “Annual Addition” pursuant to (and is defined in) Section 6.1.
“Excess Elective Deferrals” means those Elective Deferral Contributions that are includable in a Participant’s gross income under Section 402(g) of the Code (determined without regard to Roth Contributions) to the extent such Participant’s Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section (determined by including Roth Contributions). Excess Elective Deferral Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.
“Forfeiture” means that portion of a Participant’s Account that is not vested upon his termination of employment and is forfeited under the applicable provisions of Section 8.
“Highly Compensated Employee”, for any Plan Year beginning means an Employee who (i) owned more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer at any time during the year or the preceding year; or (ii) for the preceding year had Total Compensation from the Employer in excess of $95,000 (as adjusted pursuant to Section 415(d) of the Code) and is in the top 20% of employees when ranked on the basis of Total Compensation. For this purpose:
(a) “Total Compensation” shall include any amount which is excludable from the Employee’s gross income for tax purposes pursuant to Sections 125, 132(f)(4) (effective for Plan Years beginning on or after January 1, 1998), 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.
(b) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

“Hours of Service” means hours to be credited to an Employee under the following rules:
(a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer or an Affiliate is an Hour of Service.
(b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, layoff, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.
(c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by the Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.
(d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b), and (c); an Employee may not get double credit for the same period.
(e) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.
(f) In all respects an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor’s regulations under Title I of ERISA.
“Investment Manager” means an entity that (i) has the power to manage, acquire, or dispose of Plan assets, and (ii) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisors Act of 1940 and the Investment Advisor Regulatory Enhancement and Disclosure Act of 1993 or be a bank or an insurance company.

“Matching Contribution” means an Employer Contribution made to this Plan for a Participant based on such Participant’s Elective Deferral Contributions.
“Matching Contribution Account” means an account established and maintained for a Participant with respect to Matching Contributions.
“Merged Plan Contribution Account” means an account established and maintained for a Participant with respect to assets which were credited to his name in another qualified plan and which have been merged into this Plan, pursuant to Section 4.4 and Section 5.1(e).
“Non-highly Compensated Employee” means any Employee who is not a Highly Compensated Employee for a Plan Year.
“Normal Retirement Date” means a Participant’s 65th birthday.
“One-Year Break in Service” means a Plan Year during which an Employee has not completed more than 500 Hours of Service and has terminated Service.
“Participant” means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Accounts, and such term is synonymous with the term “Member” under the Trust. Notwithstanding the foregoing, certain Employees are precluded from becoming Participants corresponding to their Service identified in Section 3.1(d).
“Plan” means this document for the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, including all amendments thereto.
“Plan Administrator” means the Company acting through the Committee.
“Plan Year” means each period of 12 consecutive months beginning on January 1 of 1995 and each succeeding year.
“QDRO” means a domestic relations order which relates to an Alternate Payee’s right to receive all or a portion of the benefits payable to a Participant under this Plan, with the provision of child support, alimony payments, or marital property rights to an Alternate Payee, that the Committee has determined meets the requirements of a qualified domestic relations order under Section 414(p) of the Code.
“Qualified Employer Contribution Account” means a fully vested account established and maintained for a Participant for his Qualified Matching and Qualified Non-elective Contributions, if any. Such account must be treated like an Elective Deferral Account for purposes of the vesting and distribution rules under the Plan, but may not be taken as part of a hardship withdrawal.

“Qualified Matching Contributions” means the Employer Contributions to the Plan that are made pursuant to Section 4.2(a)(iii), which are subject to the distribution and nonforfeitability requirements of Section 401(k) of the Code.
“Qualified Non-elective Contributions” means the Employer contributions to the Plan that are made pursuant to Section 4.2(a)(iv), which are subject to the distribution and nonforfeitability requirements of Section 401(k) of the Code.
“Recognized Absence” means a period for which
(a) an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leaves on a nondiscriminatory basis;
(b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or
(c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967. (38 U.S.C. Section 2021).
“Rollover Contribution Account” means a fully vested account established and maintained for a Participant for his Direct Rollover or Rollover Contributions made pursuant to Sections 4.3 and 5.1(b).
“Service” means an Employee’s period(s) of employment or self-employment with an Employer or an Affiliate, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee’s Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code or as otherwise designated by the Committee.
“Short Plan Year” means a Plan Year of less than 12 months. In accordance with Internal Revenue Service Regulation 1.401(a)(17)-1(b)(3)(iii), the compensation limit for a Short Plan Year shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.
In a Short Plan Year, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant’s Cash Compensation limitation shall be adjusted, pursuant to Section 2, “Cash Compensation” definition, with the annual Cash Compensation limitation multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.
In a Short Plan Year, the Hours of Service which must be credited to an Active Participant in order for that Active Participant to receive an Employer Contribution and Forfeiture allocation shall be adjusted, with the 1,000 Hours of Service requirement multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

“Spouse” means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant’s death, if earlier. For purposes of determining a Participant’s Beneficiary under the Plan, the term Spouse shall include a same-sex spouse of a Participant recognized under applicable state law.
“Suspense Account” means the total forfeitable portion of all former Participants’ Accounts which have not yet become a Forfeiture during any Plan Year.
“Total Compensation” A Participant’s Total Compensation for a Plan Year is the sum of all items of remuneration received by the Participant during such period from an Employer or Affiliate that constitute items of “compensation” within the meaning of Treasury Regulation §1.415(c)-2(b) and that are not excluded under Treasury Regulation §1.415(c)-2(c), the requirements of which regulations are hereby incorporated by reference. Without limiting the generality of the foregoing, Total Compensation includes all wages, salaries, fees, commissions, bonuses and other items (without regard to whether an amount is paid in cash) for personal services actually rendered by the Participant in the course of his or her employment with an Employer or an Affiliate, including amounts that constitute Elective Deferral Contributions under this Plan, salary reduction contributions made under a cafeteria (Code section 125) plan and qualified transportation fringe benefits described in Code section 132(f)(4). Total Compensation shall also include amounts includible in the Participant’s gross income from an Employer or Affiliate for: (a) a fringe benefit or insurance premium paid by an Employer or Affiliate, (b) amounts paid or reimbursed by an Employer or Affiliate for moving expenses (if it is reasonable to believe at the time of the payment that such expenses are deductible by the Participant), (c) the value of a nonstatutory stock option that is included in gross income in the year that option was granted, (d) an election made under Code section 83(b) and (e) the rules under Code section 409A or amounts that are deemed to be constructively received by the Participant under the Code. However, except as specifically provided above, Total Compensation does not include contributions to, or payments from, a qualified retirement plan, payments from a nonqualified deferred compensation plan, amounts realized from the exercise of a nonstatutory option or when restricted stock or other property becomes freely transferable or is no longer subject to a substantial risk of forfeiture, other amounts that receive special tax benefits (such as premiums for group-term life insurance that are not includible in gross income and are not related to a salary reduction election under Code section 125) and other items of remuneration that are similar to the foregoing as published by the Commission of the Internal Revenue Service from time to time.
Amounts paid after severance from employment shall only be treated as Total Compensation for a Plan Year to the extent permitted under Treasury Regulation §1.415(c)-2. For example, payments attributable to a Participant’s regular working hours (including overtime or shift differential), commissions, bonuses or other similar payments made after severance from employment constitute Total Compensation if the payment would have been made to the Participant had he or she remained employed and the payment is made no later than 2-1/2 months following the later of the Participant’s severance from employment date or the end of the Plan Year that includes such date. Other post-severance payments that are not recognized under such regulation (such as severance pay) shall only be treated as Total Compensation if they are paid no later than the Participant’s severance from employment date.

If a Participant is reemployed after a period of “qualified military service” (within the meaning of Code section 414(u), his or her Total Compensation for such period shall be based on: (a) the amount of compensation the Participant would have received during a Plan Year but for the Participant’s qualified military service or (b) if the compensation the Participant would have received during such Plan Year is not reasonably certain, then the Participant’s average compensation during the 12 months immediately preceding the Participant’s qualified military service (or, if shorter, during the Participant’s period of employment immediately preceding the Participant’s qualified military service).
A Participant’s Total Compensation shall exclude any compensation in any Plan Year of $220,000 (or the limit currently in effect under Section 401(a)(17) of the Code). For a Short Plan Year, such compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
“Trust” or “Trust Fund” means the trust fund created under this Plan; provided, however, that as of the ESOP Component Effective Date, the term “Trust” or “Trust Fund” shall mean the trust fund created under that certain trust agreement between the Company and Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of Principal Trust Company.
“Trustee” means the individuals selected from time to time by the Company to serve as co-trustees of the Trust Fund or the institution to serve as trustee of the Trust Fund.
“Valuation Date” means, subject to the terms and conditions of the Plan, the last day of each quarter of the Plan Year (March 31, June 30, September 30, and December 31), and any other dates selected by the Committee, on which the income (and losses) for the Trust Fund shall be allocated. Notwithstanding the foregoing, for purposes of distributing any portion of a Participant’s Accounts invested in an Investment Fund (as defined in Section 7.1) or Employer Stock, the most recent valuation date under an Investment Fund or of the Employer Stock (as determined based on uniform rules established by the Committee) shall be used.
“Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.
“Vesting Year” means a period of Service credited to a Participant pursuant to Section 8.2 for purposes of determining his Vested interest.
“Year of Service” means, for all purposes of the Plan other than the eligibility requirements in Section 3.1, any Plan Year during which an Employee has at least 1000 Hours of Service. For purposes of Section 3.1 only, however, a “Year of Service” means a computation period during which an Employee completes at least 500 Hours of Service. For eligibility purposes, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a One-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Participant first performed an Hour of Service. Years of Service for a Designated Acquisition Employee shall be calculated as if his or her most recent period of continuous service with the acquired business constituted Service with an Affiliate.

Section 3 Eligibility for Participation.
3.1 Eligibility to Receive Employer Matching Contributions and Employer Discretionary Contributions.
(a) Initial Eligibility. An Employee who:
(i) has completed one Year of Service; provided, however, that, effective June 1, 2006, the foregoing shall not apply to those Employees who were employed by The PrivateBank, a Michigan banking corporation, on May 31, 2006, and
(ii) has attained the age of 18, shall be eligible to participate in the Plan with respect to Employer Matching Contributions and Employer Discretionary Contributions as of the Entry Date coinciding with or next following the date the Employee has met such requirements. However, if an Employee is not in active Service with an Employer on the date he or she would otherwise first be eligible to participate in the Plan, such Employee’s eligibility to receive such contributions under the Plan shall be deferred until the next day he or she is in actual Service with an Employer under the Plan or, with respect to a Designated Acquisition Employee, his or her Entry Date under the Plan.
(b) Recognized Absence. An Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence.
(c) Maternity or Paternity Leave. Beginning on or after January 1, 1985, if any Employee is absent for any period:
(i) by reason of the Employee’s pregnancy,
(ii) by reason of the birth of the Employee’s child,
(iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child, or
(iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

(d) Certain Employees Ineligible. No Employee shall participate in the Plan while he is either actually employed by a leasing organization or designated by an Employer as an independent contractor (irrespective of whether such designation is otherwise proper under applicable law). No Employee shall be eligible to participate while his Service is covered by a collective bargaining agreement between an Employer and the Employee’s collective bargaining agreement if:
(i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and
(ii) the collective bargaining agreement does not provide for the Employee’s participation.
(e) Enrollment. The Employer shall notify all Employees when they become eligible to participate in the Plan and the procedures that have been established to enroll in the Plan.
(f) Participation and Reparticipation. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning after his termination who previously satisfied the initial eligibility requirements for Employer Matching, Employer Discretionary, Qualified Matching, and Qualified Non-elective Contributions shall re-enter the Plan as of the date of his return to Service with an Employer.
(g) Military Service. Effective with the Plan Year beginning on July 1, 1995, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.
3.2 Eligibility to Make Elective Deferral Contributions.
(a) Initial Eligibility. Subject to Section 3.1(d), an Employee shall be eligible to elect to defer a portion of his Cash Compensation through Elective Deferral Contributions, as of the Entry Date coinciding with or next following his completion of one Hour of Service with an Employer, and with no minimum age requirement.
(b) Enrollment. An Employee shall elect to become a Participant by completing such enrollment materials or procedures as designated by the Committee from time to time.
3.3 Eligibility to Make Employee Rollover Contributions.
Upon inception of employment, an Employee may make a Rollover Contribution to the Plan, since there is no minimum age or Year of Service requirement which must be satisfied before an Employee is eligible to make a Rollover Contribution.

Section 4 Contributions.
4.1 Participant Elective Deferral Contributions.
(a) Basic Elective Deferral Contributions. All Active Participants shall be eligible to defer a portion of their Cash Compensation as Elective Deferral Contributions. Each Active Participant may elect to defer an amount not to exceed the lesser of 75% of his Cash Compensation or the dollar limitation contained in Section 402(g) of the Code, except to the extent permitted under Section 4.1(b) and Section 414(v) of the Code, if applicable, in effect at the beginning of such taxable year. A Participant may elect to change the amount of his Elective Deferral, cancel his Elective Deferral or resume his Elective Deferral by making a timely election effective as of the first day of the following month, or more frequently at the discretion of the Committee. The termination of a Participant’s Service with an Employer shall be deemed to revoke any Elective Deferral election then in effect, effective immediately following the close of the pay period within which such termination occurs.
The dollar limitation under Section 402(g) of the Code for make-up contributions for a prior year in connection with qualified military service under Section 414(u) of the Code shall be based on such prior year.
(b) Catch-up Contributions. All Active Participants who are eligible to make Elective Deferral Contributions under this Plan and who have attained age 50 on or before the last day of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall be made by a reduction of the Participant’s Cash Compensation and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 402A, 410(b), 415 or 416, as applicable, by reason of any such catch-up contributions.
(c) Roth Contributions. To the extent permitted by the Committee in a uniform and nondiscriminatory manner, an Active Participant may designate in advance any Elective Deferral Contribution as a “Roth Contribution” in accordance with Section 402A of the Code. To the extent required by applicable Treasury Regulations, any such designation must be irrevocable. Roth Contributions shall be treated as Elective Deferral Contributions for all purposes of the Plan, but such contributions and any earnings thereon must be accounted for separately under the Plan in the Elective Deferral Roth Account. To the extent required under applicable Treasury Regulations, the Committee (or its delegate) shall keep track of the number of taxable years that have elapsed since a Participant first made Roth Contributions under the Plan and, upon request, provide this information to the Participant in connection with a distribution or to another qualified retirement plan in connection with a Direct Rollover.

Notwithstanding any provision in this Section 4 to the contrary, Elective Deferral Contributions may only be made on behalf of a Participant with respect to an item of his or her Cash Compensation to the extent that such item also constitutes Total Compensation.
4.2 Employer Contributions.
(a) Requirements to Receive an Allocation of Employer Contributions. An Active Participant who was an Employee during a Plan Year shall be eligible to receive an allocation of Employer Matching, Qualified Matching or Qualified Non-elective Contributions declared by the Company, if any, for a Plan year if the Participant has made Elective Deferral Contributions during the Plan Year; provided, however, that Qualified Matching or Qualified Non-elective Contributions may be restricted to Non-highly Compensated Employees only. An Active Participant who was an Employee during a Plan Year shall be eligible to receive an allocation of Employer Discretionary Contributions declared by the Company, if any, if the Participant has satisfied the eligibility requirements for these contributions, as set forth in Section 3.1, and (i) has at least 500 Hours of Service during the current Plan Year and is in active Service with an Employer on the last day of the Plan Year or (ii) the Participant’s Service is terminated during the Plan Year by reason of death, Normal Retirement or Disability.
(i) Matching Contributions. The amount of Employer Matching Contributions, if any, for a Plan Year shall be determined by the Company. Any percentage or formula chosen will apply for the entire Plan Year. The balance in a Participant’s Matching Contribution Account shall be subject to the vesting schedule set forth in Section 8.1.
(ii) Employer Discretionary Contributions. The amount of Employer Discretionary Contributions, if any, for a Plan Year shall be determined by the Company. The balance in a Participant’s Employer Contribution Account based on Discretionary Contributions shall be subject to the vesting schedule set forth in Section 8.1.
(iii) Qualified Matching Contributions. Qualified Matching Contributions may be made to Non-highly Compensated Active Participants in order to satisfy the ADP and/or the ACP tests. The Company shall determine the amount to be allocated in order to satisfy the ADP and/or the ACP tests. Qualified Matching Contributions shall be 100% vested and not subject to forfeiture for any reason. Although they are generally treated as Elective Deferral Contributions for most purposes of the Plan, they may not be taken as part of a hardship withdrawal.
(iv) Qualified Non-elective Contributions. Qualified Non-elective Contributions may be made to Non-highly Compensated Active Participants in order to satisfy the ADP and/or the ACP tests. The Company shall determine the amount to be allocated in order to satisfy the ADP and/or ACP tests. Qualified Non-elective Contributions shall be 100% vested and not subject to forfeiture for any reason. Although they are generally treated as Elective Deferral Contributions for most purposes of the Plan, they may not be taken as part of a hardship withdrawal.

4.3 Participant Rollover Contributions.
If a Participant in this Plan receives a distribution from another qualified retirement plan in which he was a participant, or if a Participant in this Plan receives a distribution from his conduit IRA, other than a required minimum distribution, then a Rollover Contribution to this Plan may be made on or before the 60th day after the distribution was received by the Participant.
A Participant who is eligible to receive an Eligible Rollover Distribution from an employee’s trust (as described in Section 401(a) of the Code and tax exempt under Section 501(a) of the Code) (including after-tax employee contributions effective January 1, 2002); or an annuity plan (as described in Section 403(a) of the Code) (including after-tax employee contributions effective January 1, 2002); or an individual retirement account (as described in Section 408(a) of the Code); or an individual retirement annuity (as described in Section 408(b) of the Code); or, effective January 1, 2002, an annuity contract (as described in Section 403(b) of the Code); or, effective January 1, 2002, an eligible plan maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state (as described in Section 457(b) of the Code) may, pursuant to Section 401(a)(31) of the Code and with the consent of the Trustee, have such distribution processed as a Direct Rollover to this Plan.
The balance in a Participant’s Rollover Contribution Account shall be 100% vested and not subject to forfeiture for any reason. All Rollover Contributions must be made in cash.
4.4 Merged Plan Contributions.
A Participant in this Plan may have assets merged into this Plan from a qualified retirement plan of another employer, as determined by the Committee. A Participant’s Merged Plan Contribution Account may be divided into subaccounts to reflect the different nature of contribution and vesting rights attributable to the merged plan. Different vesting schedules may apply to such subaccounts to reflect the vesting rights and schedules under merged plan that differ from vesting rights for similar contributions made under this Plan; provided, however, that vesting rights shall not be reduced by virtue of the merger into this Plan.
4.5 Excess Elective Deferral Contributions.
If a Participant’s Elective Deferral Contributions under this Plan, together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) made in another qualified cash or deferred arrangement (under Section 401(k) of the Code), a simplified employee pension plan (under Section 408(k) of the Code), a salary reduction arrangement (under Section 3121(a)(5)(D) of the Code) relating to the purchase of an annuity contract under Section 403(b) of the Code, a deferred compensation plan under Section 457 of the Code), or a trust described in Section 501(c)(18) of the Code, exceed the limitation of Section 402(g) of the Code for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess, and request the withdrawal of his Excess Elective Deferrals from this Plan. A Participant may designate by such March 1 date the extent to which Excess Elective Deferrals consist of Roth Contributions made during the prior year. If no such designation is made, then Roth Contributions will be treated as Excess Deferrals before other Elective Deferral Contributions made during the same year.

Upon proper notification by the Participant, the Committee may direct the Trustee to distribute the excess amount (including any income or loss attributable thereto for the calendar year corresponding to the Section 402(g) limitation year determined by multiplying the income or loss attributable to the Participant’s Elective Deferral Account and Elective Deferral Roth Account by a fraction, the numerator of which is the Participant’s total Excess Deferrals for such limitation year and the denominator of which is the Participant’s total balance of such accounts determined without regard to any income or loss occurring during such limitation year) to the Participant not later than April 15 following the close of the Participant’s taxable year.
4.6 Actual Deferral Percentage Test.
The Actual Deferral Percentage (hereinafter referred to as “ADP”) for Active Participants who are Highly Compensated Employees for each Plan Year must satisfy one of the following tests:
The average of the ADP for such Highly Compensated Employees for the Plan Year shall not exceed the average of the ADP for the Non-highly Compensated Employees who were Active Participants for the prior Plan Year multiplied by 1.25; or
The average of the ADP for such Highly Compensated Employees for the Plan Year shall not exceed the average of the ADP for the Non-highly Compensated Employees who were Active Participants for the prior Plan Year multiplied by 2.0, provided that the average of the ADP for such Highly Compensated Employees does not exceed the average of the ADP for such Non-highly Compensated Employees by more than two percentage points.
The ADP for any such Highly Compensated Employee for the Plan Year who is eligible to have Elective Deferral Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
For purposes of the ADP test, Active Participants who have not attained age 21 and completed at least one Year of Service may be treated in one of two ways: (1) the Committee may elect to treat all such Participants as a group separately from all other Participants in performing the ADP test or (2) the Committee may elect to exclude such Participants who are Non-highly Compensated Employees from the ADP test.

For purposes of determining the ADP test, Elective Deferral Contributions, Qualified Non-elective Contributions, and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.
The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.
The determination and treatment of ADP amounts of any Active Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
4.7 Excess Contributions.
Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the applicable Highly Compensated Employees no later than the last day of the Plan Year after the Plan Year for which such Excess Contributions were allocated. Such distributions shall be made to Highly Compensated Employees on the basis of reducing the Elective Deferrals (starting with Roth Contributions unless a Participant specifically elects otherwise in accordance with Plan Rules) for those Highly Compensated Employees who have the highest dollar amount of Elective Deferrals to the next highest dollar amount for Highly Compensated Employees and, if necessary, to the next highest dollar amount, and continuing this process until all Excess Contributions are distributed from the Plan; provided, however, that, if a reduction at a level between dollar amounts will result in all Excess Contributions being distributed from the Plan, then the reduction of Elective Deferrals may stop at such level.
Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.
Excess Contributions shall be adjusted for any income or loss up to the date of distribution as follows. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant’s Elective Deferral Account and Elective Deferral Roth Account (including, if applicable, income or loss allocable to his or her Qualified Employer Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the Plan Year and the denominator is the Participant’s Elective Deferral Account and Elective Deferral Roth Account (and, if applicable, Qualified Employer Contribution Account) determined without regard to any income or loss occurring during such Plan Year.
Excess Contributions shall be distributed from the Participant’s Qualified Employer Contribution Account (if applicable) before his Elective Deferral Account.

4.8 Actual Contribution Percentage Test.
The Actual Contribution Percentage (hereinafter referred to as “ACP”) for Active Participants who are Highly Compensated Employees for each Plan Year must satisfy one of the following tests:
The average of the ACP for such Highly Compensated Employees for the Plan Year shall not exceed the average of the ACP for the Non-highly Compensated Employees who were Active Participants for the prior Plan Year multiplied by 1.25; or
The average of the ACP for such Highly Compensated Employees for the Plan Year shall not exceed the average of the ACP for the Non-highly Compensated Employees who were active Participants for the prior Plan Year multiplied by 2.0, provided that the average of the ACP for such Highly Compensated Employees does not exceed the average of the ACP for such Non-highly Compensated Employees by more than two percentage points.
For purposes of this section, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Employer Matching Contributions or voluntary after-tax contributions allocated to his accounts under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(m) of the Code that are maintained by the Company or an Affiliate, shall be determined as if the total of all such contributions were made under a single plan. In this case, if two or more plans have different plan years, all such plans ending with or within the same calendar year shall be treated as a single arrangement.
For purposes of the ACP test, Participants who have not attained age 21 and completed at least one Year of Service may be treated in one of two ways: (1) the Committee may elect to treat all such Participants as a group separately from all other Participants in performing the ACP test or (2) the Committee may elect to exclude such Participants who are Non-highly Compensated Employees from the ACP test.
For purposes of the ACP test, Matching Contributions, Qualified Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.
The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test, and the amount of Qualified Non-elective or Qualified Matching Contributions, or both, used in such test.
The determination and treatment of ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.9 Excess Aggregate Contributions.
Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, to the extent not Vested, or if not forfeitable, distributed to the applicable Highly Compensated Employees no later than the last day of the Plan Year after the Plan Year for which such Excess Aggregate Contributions were allocated. The amount of a Highly Compensated Employee’s Excess Aggregate Contributions that are either forfeited or distributable shall be determined on the basis of reducing the Matching Contributions for those Highly Compensated Employees who have the highest aggregate dollar amount of such contributions to the next highest dollar amount for Highly Compensated Employees and, if necessary, to the next highest dollar amount, and continuing this process until all Excess Aggregate Contributions are forfeited or distributed as the case may be; provided, however, that, if a reduction at a level between dollar amounts will result in all Excess Aggregate Contributions being distributed from the Plan, then the reduction of such contributions may stop at such level.
Excess Aggregate Contributions shall be treated as Annual Additions under Section 6.1 of the Plan.
Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of forfeiture or distribution as follows. The income or loss allocable to Excess Aggregate Contributions is the sum of the income or loss allocable to the Participant’s Matching Contribution Account (and, if applicable, income or loss allocable to his or her Qualified Employer Contribution Account if all amounts contributed therein for a Plan Year are not used in the ADP test) multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year and the denominator is the Participant’s Matching Contribution Account (and, if applicable, his or her Qualified Employer Contribution Account) determined without regard to any income or loss occurring during such Plan Year.
Forfeitures of Excess Aggregate Contributions shall, as determined by the Committee, be reallocated either in accordance with other Forfeitures under Section 5.2 or as an additional Matching Contribution made on behalf of eligible Non-highly Compensated Employees for the corresponding Plan Year.
Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed from a Participant’s Qualified Employer Contribution Account before his Matching Contribution Account.
4.10 Conditions as to Contributions.
Employers’ contributions shall in all events be subject to the limitation set forth in Section 6. Any amount contributed by an Employer due to a good faith but erroneous determination of its deductibility under Section 404 of the Code shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take into account any adverse investment experience within the Trust Fund in order that the balance credited to each Participant’s Account is not less than it would have been if the contribution had never been made.

Section 5 Allocations.
5.1 Contributions.
The Employer shall provide the Committee all information necessary to make the allocation of Contributions and Forfeitures for each Plan Year. The Employer shall pay the Employer Contributions to the Trustee for investment in the Trust Fund for each Plan Year within the time prescribed by law for the filing of the Employer’s federal income tax return, including extensions. However, Elective Deferral Contributions accumulated through payroll deductions shall be paid to the Trustee at the earliest date in which such contributions can reasonably be segregated from the Employer’s general assets, but in no event later than the 15th day of the month following the month when such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor Regulations §2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer Contributions which are allocable to the Participant’s Elective Deferral Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year. The following Accounts shall be maintained on behalf of each applicable Participant:
(a) Employer Contribution Account. An Employer Contribution Account shall be maintained to keep track of Employer Discretionary Contributions made on behalf of a Participant and any earnings or losses attributable thereto, subject to the vesting schedule in Section 8.1. The amount of Employer Discretionary Contributions, if any, allocated to each eligible Participant for a Plan Year shall be based on the ratio which his or her Cash Compensation for the Plan Year bears to the Cash Compensation of all such eligible Participants for such Plan Year.
(b) Rollover Contribution Account. A fully vested Rollover Contribution Account shall be maintained to keep track of Rollover Contributions made on behalf of a Participant and any earnings or losses attributable thereto. To the extent applicable, a separate subaccount shall be maintained to keep track of any Rollover Contributions attributable to after-tax contributions and any earnings or losses attributable thereto.
(c) Elective Deferral Account. A fully vested Elective Deferral Account shall be maintained to keep track of Elective Deferral Contributions made on behalf of a Participant and any earnings or losses attributable thereto.
(d) Elective Deferral Roth Account. A fully vested Elective Deferral Roth Account shall be maintained to keep track of Roth Contributions made on behalf of a Participant and any earnings or losses attributable thereto. Except to the extent provided in applicable Treasury Regulations, no amount may be transferred to an Elective Deferral Roth Account from any other Account, except for exchanges of investments between such Accounts that are based on fair market value.
(e) Merged Plan Contribution Account. A Merged Plan Contribution Account shall be maintained to keep track of amounts transferred to this Plan from another qualified retirement plan (other than in the form of a Direct Rollover) made on behalf of a Participant and any earnings or losses attributable thereto. To the extent designated by the Committee, such account may include subaccounts to keep track of fully vested contributions made under the other plan or contributions made under the other plan that are subject to a vesting schedule that is different from the vesting schedule in Section 8.1.

(f) Matching Contribution Account. A Matching Contribution Account shall be maintained for each Participant to keep track of Matching Contributions made on behalf of a Participant and the earnings or losses attributable thereto, subject to the vesting schedule in Section 8.1.
(g) Qualified Employer Contribution Account. A fully vested Qualified Employer Contribution Account shall be maintained to keep track of the Qualified Matching and Qualified Non-elective Contributions made on behalf of a Participant and the earnings and losses attributable thereto.
Each of the Accounts shall include any corresponding contributions or amounts (adjusted for earnings or losses) made under the Prior Prototype Plan,
5.2 Forfeitures.
Any assets which have become Forfeitures since the last Anniversary Date shall first be used to reinstate any previously forfeited account balances of former Participants, if any, pursuant to Section 8.5 and then be used to reduce Employer contributions under Section 4.2, if any. If a Participant has satisfied the eligibility requirements for Employer Discretionary Contributions, is employed by an Employer on an Anniversary Date, and has at least 500 Hours of Service during the Plan Year, his share of any remaining Forfeitures shall be determined in the following manner: the remaining Forfeitures, if any, shall be allocated to each such Participant in proportion to the ratio which his Cash Compensation for the Plan Year bears to the Cash Compensation of all such Participants for such Plan Year.

Section 6 Limitations on Contributions and Allocations.
6.1 Limitation on Annual Additions.
Notwithstanding the provisions of Section 5, the Annual Addition to a Participant’s Accounts under this and any other defined contribution plans maintained by an Employer or an Affiliate shall not exceed for any Plan Year an amount equal to the lesser of (i) $44,000, as adjusted under Section 415(d) of the Code, or (ii) 100 percent of the Participant’s Total Compensation for such limitation year (in either case, except as permitted under Section 4.1(b) for Catch-up Contributions and Section 414(v) of the Code, if applicable). The Annual Additions limitations that applies for make-up contributions for a prior Plan Year in connection with qualified military service under Section 414(u) of the Code shall be based on the prior Plan Year, and such contributions shall not be treated as Annual Additions for the Plan Year in which they were actually made.
The term “Annual Addition” for purposes of this Section 6.1 shall include all Participant and Employer contributions under this Plan or any other qualified retirement maintained by an Employer, but shall not include any Catch-up Contributions or contribution for medical benefits within the meaning of Code Sections 401(h) or 419A(f)(2) after separation from service which is otherwise treated as an Annual Addition. The $44,000 shall be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe. The new limitation will apply to limitation years ending within the calendar year of the date of the adjustment.
6.2 Effect of Limitations.
The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 6.1. Specifically, the Committee shall see that each Employer restricts its contributions for any Plan Year to an amount which, taking into account the amount of available Forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants’ Cash Compensation, or there is an amount of Forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a Suspense Account to be allocated in lieu of any Employer Contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

Section 7 Investments.
7.1 Self-Directed Investment Accounts.
(a) As directed by the Committee, the Trustee will maintain, within the Trust, at least three separate diversified collective funds or mutual funds (exclusive of an Employer Stock investment) with distinct risk and return characteristics. Such funds, in addition to any other investment options permitted under the Plan for the Participants’ Accounts are referred to collectively as the “Investment Funds.” A Participant may self-direct the investments of his Accounts among the Investment Funds in the proportions directed by the Participant in accordance with the procedures set forth in this Section 7.1, the Trust and Plan rules as promulgated by the Committee from time to time (“Plan Rules”). Any such action on behalf of the Participant shall constitute a self-directed investment direction to the Committee and the Trustee as to the investment of such accounts pursuant to Section 404(c) of ERISA and the regulations thereunder.
(b) Notwithstanding any other provision of the Plans or Trust to the contrary, investment activity in any or all Investment Funds may be suspended, or special rules or restrictions may be imposed in a uniform application, for any period necessary in connection with:
(i) the establishment or termination of any Investment Fund,
(ii) the receipt by the Trustee from, or transfer by the Trustee to, another trust that forms a part of another qualified retirement plan pursuant to Sections 4.4 or 12.3, or
(iii) such other circumstances determined by the Committee or the Trustee as making such suspension, special rules or restrictions necessary or appropriate; provided, however, that a “blackout period,” as defined in Section 101(i)(7) of ERISA must comply with the 30 day advance written notice and other requirements under Section 101(i) of ERISA.
(c) Each Participant may direct the manner in which the assets allocated to his Accounts will be invested among the Investment Funds. Investment directions must be made in accordance with the Plan Rules and in connection with the Participant’s enrollment in the Plan.
(d) A Participant may direct a change in the manner in which future contributions credited to his Accounts will be invested among the Investment Funds. Such directions must be made in accordance with Plan Rules, and will be implemented as soon as practicable on or after the date on which a properly completed direction is submitted by the Participant.
(e) Contributions made (or assets transferred to the Trust Fund) prior to a date on which an investment direction is made by a Participant will be invested in an Investment Fund with a portfolio of stocks and bonds structured to correspond to a range of birth or retirement date years applicable to the Participant.

(f) A Participant may direct the transfer of his Accounts among the Investment Funds in accordance with procedures established under Plan Rules, which shall allow for such transfers no less frequently than at least once every three (3) month period. Any such transfer will be effective as soon as administratively practicable on or following the first business day on which the Committee or Trustee receives a properly completed direction from the Participant and in accordance with Plan Rules.
7.2 Designation of Plan and Trust as an ERISA Section 404(c) Plan. It is the intent of the Employers that, notwithstanding any provision in the Plan or Trust to the contrary, the Plan and Trust shall constitute a plan described in Section 404(c) of ERISA and the corresponding regulations (29 C.F.R. §2550.404c-1 and 2) issued by the United States Department of Labor (the “404(c) Regulations”) with respect to Participants’ Accounts. The Plan and Trust are intended to be administered in compliance with the 404(c) Regulations and, accordingly, Participants and Beneficiaries shall be provided, to the extent required under the 404(c) Regulations, with the requisite information including, but not limited to:
(a) A statement that the Plan and Trust are intended to be such a plan and that the fiduciaries may therefore be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participants or Beneficiaries;
(b) A description of the Investment Funds available under the Trust, including a general description of each Fund’s objectives, risk and return characteristics and the type and diversification of assets comprising the Fund’s investment portfolio;
(c) An identification of any designated investment managers of the Investment Funds;
(d) A description of the procedures on how and when investment instructions may be given and that voting, tender and similar direction rights (collectively referred to herein as “Shareholder’s Rights”) may be passed through to the Participants and Beneficiaries with respect to Employer Stock investments and, in the discretion of the Committee, the other Investment Funds;
(e) A description of any transaction fees which may be charged to the Plan Accounts in connection with the Investment Funds;
(f) The name, address and telephone number of the fiduciary from whom the Participant or Beneficiary can obtain, upon request, the information described in paragraph (b)(2)(i)(B)(2) of the 404(c) Regulations pertaining to expenses of the Investment Funds, copies of applicable prospectuses, financial statements and reports, listing of assets comprising the portfolio of an Investment Fund (other than a mutual fund);
(g) A copy of the most recent prospectus of an Investment Fund immediately following the initial investment of a Participant or Beneficiary, but only if the Investment Fund is subject to the Securities Act of 1933 or the Investment Advisers Act of 1940;

(h) After the investment direction of a Participant or Beneficiary is implemented, any materials provided to the Plan or Trust relating to the exercise of Shareholder’s Rights which correspond, and are incidental, to shares of an Investment Fund allocated to a Participant’s Accounts, but only to the extent that such rights exist and are derived from an Investment Fund election hereunder, and a description of or reference to the Trust provisions relating to the exercise of such rights;
(i) Upon a Participant’s request, a description of the annual operating expenses which reduce the rate of return of each Investment Fund, and the aggregate amount of such expenses expressed as a percentage of the average net assets;
(j) Upon a Participant’s request, copies of any prospectuses, financial statements and reports relating to the Investment Funds;
(k) Upon a Participant’s request, for Investment Funds that are not mutual funds, a list of the assets comprising the portfolio of the fund, the value of each asset, and where there is a fixed rate investment contract issued by a bank, savings and loan or insurance company, the name of the issuer of the contract, the contract’s term and the rate of return; and
(l) Upon a Participant’s request, information concerning the value of shares in available investment alternatives, including past and current investment performance, as well as information concerning Investment Funds allocated to a Participant’s Accounts.
7.3 Special Employer Stock Voting Provisions. The provisions of this Section 7.3 will be operative as of the ESOP Component Effective Date for applicable Participants who have Employer Stock allocated to their Accounts. Within a reasonable time prior to each annual or special meeting of shareholders of the Company, the Committee shall send to each Participant a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the number of shares of Employer Stock (and any fractional share thereof) allocated to the Participant Accounts under the Plan. Upon receipt of such instruction, the Trustee shall vote such shares to the extent possible to reflect the direction of such Participants. The Trustee shall vote the Employer Stock allocated to each Participant for which the Trustee does not receive voting instructions in the same proportion as the Trustee votes the shares of Employer Stock allocated to Participants for which the Trustee receives voting instructions. To the extent not otherwise furnished in accordance with the foregoing provisions of this Section 7.3, the Company shall furnish the Trustee and each Participant with notices and information statements when voting rights are to be executed in a time and manner that comply with applicable law and the provisions of the Company’s charter and bylaws generally applicable to shareholders. Notwithstanding any provision to the contrary, if a tender or exchange offer is made for a majority of the outstanding shares of Employer Stock, a Participant shall direct the Trustee as to the disposition of the allocated shares of Employer Stock. If a Participant does not direct the Trustee as to the disposition of the Employer Stock within the time specified, such Participant shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Employer Stock.

Additionally, information relating to the purchase, holding and sale of Employer Stock and the exercise of Shareholders’ Rights with respect to such Employer Stock by Participants shall be maintained in accordance with procedures designed by the Committee or the Trustee to safeguard the confidentiality of such actions by the Participant, except to the extent necessary to comply with federal or state laws. The Committee shall designate a fiduciary who is responsible for insuring that the confidentiality procedures are sufficient to safeguard the confidentiality of such information, that the confidentiality procedures are being followed and that, if necessary, an independent fiduciary shall be appointed to carry out the confidentiality procedures if there is a potential for undue influence upon Participants with regard to the direct or indirect exercise of Shareholders’ Rights.
7.4 Restrictions on Insider Transactions.
Notwithstanding any other provisions in the Plan to the contrary, transactions involving the purchase or sale of Employer Stock hereunder by Participants who are deemed to be insiders within the meaning of Section 16 of the Securities Exchange Act of 1934 may also be restricted, to the extent required under Section 16-b of such act and the rules and regulations promulgated thereunder.
7.5 Employer Stock Acquisitions; Discounted Sales by Company.
Shares of Employer Stock that the Trustee has been directed to acquire under the Plan may consist of outstanding shares that are publicly traded or newly issued shares acquired from the Company. If the Trustee is acquiring shares of Employer Stock from a “party in interest” (under Section 3(14) of ERISA) or a “disqualified person” (under Section 4975(e)(2) of the Code), then the price paid for the shares shall not exceed their fair market value and shall otherwise comply with the prohibited transaction exemption requirements under Section 408(e) of ERISA. If the shares are not readily tradable on an established securities market, then fair market value shall be determined by the Committee in accordance with Section 11.4.
The Company may, at its election, offer to sell to the Trust newly issued shares of Employer Stock at a discount of up to 5% for shares that are acquired pursuant to Participants’ self-directed investment elections for Elective Deferral, Matching and Employer Discretionary Contributions that have not yet been made to the Plan and for shares acquired with dividend reinvestment elections described under the ESOP Component in Appendix II. An offer to sell discounted shares of Employer Stock to the Trust shall not apply to amounts previously contributed or transferred to the Plan that are invested in an Investment Fund, to any portion of a Participant’s Rollover or Merged Contribution Accounts or to amounts attributable to Plan loan repayments. The sales price for a share of Employer Stock under this paragraph shall be determined by reducing the most recent reported trading or closing price (on the primary securities market or exchange on which the stock trades) of a share of Employer Stock at the end of the business day immediately preceding the date of the sale to the Trust; provided, however, that the sales price may not be more than the prevailing trading price at the time of the actual sale. If the Company elects to sell discounted shares of Employer Stock to the Trust under this paragraph, it shall provide advance written notice to all Active Participants specifying the terms and conditions for the discount and when it becomes effective. Thereafter, if the Company elects to discontinue the sale of discounted shares, it shall provide advance written notice to all Active Participants indicating when the discount will be discontinued.

Section 8 Vesting.
8.1 Vesting Schedule.
(a) Employer Matching Contributions and Employer Discretionary Contributions. Upon termination of employment for any reason other than death, Disability, or after a Participant’s Normal Retirement Date, a Participant’s Vested (nonforfeitable) portion of his Employer Contribution Account and Matching Contribution Account shall be a percentage based on his Years of Service as determined by the following schedule, and subject to the provisions in the balance of this Section 8:

Vesting Schedule
Vesting Years	Percent Vested Interest

Less than 1Year	0%
1	20%
2	40%
3	60%
4	80%
5 or more years	100%
(b) Qualified Employer Contribution, Elective Deferral Contribution, Roth Contribution, Employee Rollover Contribution and, to the extent applicable, subaccounts for Employee Merged Plan Contribution Accounts. These Accounts are not subject to the Vesting Schedule in Section 8.1(a), and shall be 100% vested and not forfeitable for any reason.
8.2 Computation of Vesting Years.
For purposes of this Plan, a “Vesting Year” means each Plan Year in which an Employee has at least 1,000 Hours of Service, beginning with his initial Service with any Employer and including certain Service with other Employers and Affiliates as provided in the definition of “Service”. However, a Participant’s Vesting Years shall be computed subject to the following conditions and qualifications:
(a) A Participant’s Vested interest in his Accounts accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest in his Accounts has become Vested to some extent, he shall lose credit for any Vesting Year before the Break.
(b) Unless otherwise specifically excluded, a Participant’s Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

8.3 Full Vesting upon Certain Events.
Notwithstanding Section 8.1(a), a Participant’s interest in his Accounts shall be fully vested on the Participant’s Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant’s interest shall also fully vest in the event that his Service is terminated by Disability or death. A Participant who dies while performing qualified military service (within the meaning of Section 414(u) of the Code) shall be treated under the Plan as if he or she died while in active service with an Employer.
8.4 Full Vesting upon Plan Termination.
Notwithstanding Section 8.1(a), a Participant’s interest in his Accounts shall fully vest if he is in active Service upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each Participant who terminates Service due to the partial termination shall fully vest with respect to that part of the Plan which is terminated.
8.5 Forfeiture, Repayment, and Restoral.
If a Participant’s Service terminates before his interest in his Accounts is fully Vested, that portion which has not Vested shall be forfeited when he has a One-Year Break in Service or, if earlier, during the Plan Year when the Participant has terminated Service and received a lump sum distribution from the Plan. In the case of a terminated Participant who does not receive a distribution of his entire Vested interest and whose Service resumes before a Break in Service occurs, any undistributed Vested balance from his prior participation shall be maintained as a fully Vested sub-account with his Accounts.
If any former Participant shall be reemployed by an Employer before a Break in Service has occurred, and such former Participant has received a distribution of all his Vested Account in the Plan, the unvested portion of his Accounts shall be reinstated to a Forfeiture Subaccount established in his name if he repays the full amount distributed to him within the earlier of five years after the first date on which he is reemployed by an Employer or the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. If a Participant who has not received a distribution of his Accounts is reemployed by an Employer before a Break in Service has occurred, any amounts previously forfeited shall be restored to a Forfeiture Subaccount established in his name. In either case, when the Participant subsequently terminates employment, the vested portion of his Forfeiture Subaccount shall be determined under the preceding provisions of this Section 8.

8.6 Accounting for Forfeitures.
A Forfeiture shall be charged to the Participant’s Account as of the first Plan Year in which there is a One-Year Break in Service or, if earlier, during the Plan Year when the Participant has terminated Service and received a lump sum distribution from the Plan. Except as otherwise provided in Section 8.5, a Forfeiture shall be first used to reinstate any previously forfeited account balances of former Participants, if any, with the remaining Forfeitures, if any, allocated to the Active Participants, pursuant to Section 5.2.
8.7 Vesting and Nonforfeitability.
A Participant’s interest in his Accounts which has become Vested shall be nonforfeitable for any reason except as otherwise required under applicable law. Notwithstanding the foregoing, if all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, after a Break in Service, remain unpaid solely by reason of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after diligent effort to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event that the Participant or Beneficiary is located subsequent to his distributable amount being treated as a Forfeiture, such benefit shall be restored unadjusted for earnings or losses.

Section 9 Payment of Benefits.
9.1 Upon Termination of Employment.
Participant whose Service ends for any reason shall receive the Vested portion of his Accounts in either: (i) a single payment or (ii) for distributions made prior to March 1, 2006 in monthly installments over a fixed period of time (not less than 60 months).
Pursuant to Section 401(a)(31) of the Code, if a Participant elects to receive the distribution in a single payment, payment may be made either to the Participant or to an Eligible Retirement Plan as a Direct Rollover.
A terminated Participant shall receive information from the Committee pertaining to his distribution options and the tax consequences of the distribution. Pursuant to Section 401(a)(31) of the Code and the regulations thereunder, the distribution shall not be made until at least 30 days have elapsed after the Participant has been advised of his distribution options, unless the Participant waives this 30-day period in writing. If the Participant has not attained the Plan’s Normal Retirement Date, the Participant may elect to wait to receive his benefits until he becomes age 65 (subject to Section 9.7).
A Participant may modify his distribution election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee, unless the Participant waives this 30-day period in writing.
A Participant’s benefits shall be calculated based on the most recent applicable Valuation Date before the date of payment.
9.2 Upon Death of Participant.
A distribution will be made to a Beneficiary in a lump sum payment as soon as practicable following the death of a Participant. The Beneficiary of a Participant shall first receive information from the Committee pertaining to the tax consequences of the distribution.
Pursuant to Section 401(a)(31) of the Code, if the Beneficiary is a surviving Spouse, the distribution is an Eligible Rollover Distribution, and payment may be made either to the Spouse, or to the surviving Spouse’s IRA as a Direct Rollover. If the Beneficiary is a surviving Spouse, an Alternate Payee spouse or former spouse, the distribution is an Eligible Rollover Distribution, and payment may be made either to the surviving Spouse, Alternate Payee spouse or former spouse, or to an Eligible Retirement Plan of the surviving Spouse (effective January 1, 2002), Alternate Payee spouse or former spouse as a Direct Rollover.
If the distribution is an Eligible Rollover Distribution, pursuant to Section 401(a)(31) of the Code and the regulations thereunder, the distribution shall not be made until at least 30 days have elapsed after the Beneficiary has been advised of his distribution options, unless the Beneficiary waives this 30-day period in writing.
A Beneficiary’s benefits shall be calculated based on the most recent applicable Valuation Date before the date of payment.

9.3 Upon Attainment of Age 70 1/2.
Distributions must commence to a terminated Participant no later than the April 1 following the calendar year in which the Participant attained age 70 1/2; provided, however, that no required distributions under this Section or Appendix I is required for the 2009 calendar year (determined without regard to a required distribution for 2008 that can be made by April 1, 2009).
A Participant who is in Service upon attainment of age 70 1/2, and who owns more than 5% of an Employer, shall commence to receive minimum distribution payments by April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2.
For required distributions under Section 401(a)(9) of the Code after a Participant attains age 70-1/2, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The foregoing sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service. Notwithstanding the foregoing, the minimum distribution rules that are effective January 1, 2003 are provided in Appendix I.
9.4 In-Service Distributions.
(a) Hardship Distribution.
A hardship distribution may be made from the Participant’s Account subject to the following limitations:
(i) A hardship distribution shall be limited to the amount which is necessary to satisfy an immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.
(ii) A distribution may be made to satisfy the financial need if the Participant’s need cannot be met:
(A) through reimbursement or compensation by insurance or otherwise;
(B) by liquidation of the Participant’s assets;
(C) by cessation of Elective Deferral Contributions (including Roth Contributions) under the Plan;
(D) by other available distributions (including dividends paid on Employer Stock in accordance with Appendix II or under another plan maintained by an Employer) or nontaxable (at the time of the loan) loans from plans maintained by an Employer or any other employer; or
(E) by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

(iii) A hardship distribution may be made for one of the following purposes:
(A) to pay medical expenses incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant if such expenses would be deductible under Code Section 213(d) (determined without regard to whether such expenses exceed 7.5% of adjusted gross income);
(B) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments) or for the repair of such residence due to damages that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of gross income);
(C) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children, or dependents;
(D) payments necessary to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that residence;
(E) payments relating to burial or funeral expenses for the Participant’s parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or
(F) because of other events approved by the Secretary of the Treasury or his delegate.
(iv) A hardship distribution may not be in excess of the amount needed to satisfy the immediate and heavy financial need.
(v) Any hardship distribution from the Participant’s Elective Deferral Account must be limited to the distributable amount. The distributable amount is equal to the Participant’s total Elective Deferral Contributions as of the date of distribution, reduced by the amount of previous hardship distributions, plus income earned on Elective Deferrals which were credited to the Participant’s Elective Deferral Account as of June 30, 1989; provided, however, that to the extent permitted under applicable Treasury Regulations, a hardship withdrawal may include earnings on Roth Contributions if the Participant elects to take a hardship withdrawal from his Elective Deferral Roth Account. A hardship withdrawal may not include amounts attributable to a Participant’s Qualified Employer Contribution Account or any portion of his Accounts pledged as security for a Plan loan.

Upon the receipt of a hardship distribution from an Elective Deferral Account, a Participant is prohibited from making Elective Deferrals Contributions (including Roth Contributions) to the Plan, and any employee contributions under other qualified retirement plans, nonqualified plans and any employee stock purchase plans, for at least 6 months. However, this prohibition to making contributions to other plans does not include a health or welfare benefit plan, including one which is part of a cafeteria plan, pursuant to Section 125 of the Code.
(b) Loans.
The Committee may allow an Active Participant to take a loan from the Plan. Loans shall be evidenced by a note entered into under the Plan, shall bear a rate of interest on the unpaid principal thereof equal to the rate set forth in the note based on one percentage point above the prime rate listed in The Wall Street Journal on the date the loan was approved, and shall be secured by the Participant’s segregated loan account and any such other security as may be permitted by the Committee. The Vested portion of a Participant’s Account invested in the Investment Funds will be liquidated to make a Plan loan before his allocated shares of Employer Stock are liquidated.
A Participant may only have one Plan loan outstanding at a time, and may only incur two loans per Plan Year. The amount of a Plan loan may not exceed the lesser of: (i) 50% of the Participant’s Vested Account or (ii) $50,000 reduced by the highest outstanding Plan loan balance during the 12-month period preceding the date of the loan. The minimum amount of a loan is $1,000.
Loans shall be repaid by the Participant by payroll deduction or any other method approved by the Committee that requires level amortization of principal and repayments not less frequently than quarterly. Any loan repayment attributable to an Elective Deferral Roth Account must be allocated thereto, and no loan repayment attributable to a loan from any other Account may be allocated to an Elective Deferral Roth Account. Loans shall be repaid over a period not to exceed 5 years (or such longer period consistent with commercial practices for loans used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant as determined under the applicable Code provisions) in accordance with procedures established by the Committee from time to time. Loan repayments may, however, be suspended during a leave of absence of up to one year if a Participant’s pay from the Employer is insufficient to service the debt, but only if the loan is repaid by the latest date permitted under Code Section 72(p)(2)(B) (which is usually 5 years). The loan shall not be considered in default as provided below during this one year period. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u) during periods of qualified military service. If, at the time benefits are to be distributed (or to commence being distributed) to a Participant with respect to termination from Service or the death of the Participant, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with applicable regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant’s Accounts, subject to the default provisions below, before any distribution of benefits is made. No loan shall remain outstanding with respect to a Participant under this Section 9.4(b) after the time distributions to the Participant with respect to a termination from Service are to be paid.

Default occurs when any payment of principal or interest is not made as set forth in the promissory note. In the event of a default, the Participant shall be given a reasonable opportunity to cure such default. The cure period shall end 90 days after the date of the default, but in no event later than the last day of the calendar quarter following the calendar quarter in which the required installment payment was due. After the cure period has expired, if such default is not cured, the unpaid balance of the loan shall become due and payable, and will be treated as a deemed distribution to the Participant. Further, the unpaid balance of such loan, together with any accrued but unpaid interest on the loan, may in the Committee’s discretion be charged against the Participant’s segregated loan account. In no event shall the Committee charge the Participant’s Accounts for any unpaid balance of such loan, together with any accrued but unpaid interest on the loan, unless the amount so applied otherwise could be distributed in accordance with the Plan. If after the Participant’s segregated loan account has been so charged, there remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan shall be charged against any property pledged as security with respect to such loan.
(c) Dividends on Employer Stock.
A Participant may elect to receive distributions of dividends paid on Employer Stock in accordance with Appendix II.
(d) Rollover Accounts.
An Active Participant may elect to withdrawal all or any portion of his Rollover Account. However, no more than two such withdrawals may be made during any one-year period.
9.5 Type of Payment.
This Section 9.5 applies to distributions made on or after January 1, 1993, pursuant to Section 401(a)(31) of the Code and the regulations thereunder.
(a) Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution processed as a Direct Rollover and paid directly to an Eligible Retirement Plan selected by the Distributee.
(b) Payment to Participant or Beneficiary. If a distribution is an Eligible Rollover Distribution, and the Distributee elects to have payment made to himself, then the distribution will be subject to mandatory 20% federal income tax withholding, unless the distribution is less than $200 or consists solely of Employer Stock and $200 or less in cash.

9.6 Form of Payment.
Distributions shall be made in cash, except that, for distributions attributable to the ESOP Component, a Participant shall have the right to elect that such distribution be made in the form of shares of Employer Stock (provided, however, that the Committee may authorize such distribution in cash if no such election is made). Notwithstanding the foregoing: (a) all distributions made pursuant to Section 9.4(a) on account of hardship shall be distributed solely in cash unless the Participant affirmatively elects to have the portion of such distribution attributable to the ESOP Component made in Employer Stock and (b) any distribution made in Employer Stock shall consist of only whole shares of Employer Stock, with any fractional shares being distributed in cash.
A mandatory cash-out distribution that exceeds $1,000 and does not exceed $5,000 (determined without regard to a Participant’s Rollover Account) that is otherwise payable to a Participant shall, along with the Participant’s Rollover Account (if any) be paid in the form of an automatic rollover to an individual retirement account designated by the Committee, unless the Participants elects to receive such payment directly or in the form of a Direct Rollover. This paragraph shall only apply to such distributions made to Participants and shall not apply to any distribution payable to a Beneficiary (including, but not limited to, a Spouse) or to an Alternate Payee under a QDRO.
9.7 Timing of Distribution.
Pursuant to Section 401(a)(31) of the Code and the regulations thereunder, a Participant or Beneficiary shall be notified of all distribution options at least 30 days prior to making a distribution election, unless the Participant waives this 30-day period in writing. If more than 180 days has elapsed since the Participant or Beneficiary has been sent written notice of all Plan distributions and his or her distribution has not been made, the previous sentence shall apply again before the distribution is made.
If the value of a Participant’s Vested assets exceeds $5,000, excluding Rollover Contributions and any earnings thereon, the Participant must consent to the distribution in writing. However, the consent of the Participant shall not be required to make a distribution to a Participant who has attained age 70-1/2 and who is required to take a distribution from the Plan under the minimum distribution rules pursuant to Section 401(a)(9) of the Code.
A Participant’s Vested assets are immediately distributable, subject to the requirements of Section 401(a)(31) of the Code, if they do not exceed $5,000 excluding Rollover Contributions and any earnings thereon. For distributions payable to a Beneficiary under the Plan, the consent of the Beneficiary to make the distribution is not generally required except to the extent required under the Code for an Eligible Rollover Distribution to a surviving Spouse.

9.8 Deemed Distribution.
For purposes of this section, if a Participant terminates service and the value of the Participant’s Vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account balance.
9.9 Qualified Domestic Relations Order.
To the extent consistent with Section 414(p) of the Code, and in addition to payments made under Section 9 of the Plan, payments also may be made to an Alternate Payee prior to, coincident with, or after a Participant’s Service terminates if made pursuant to a QDRO. Except as otherwise specifically indicated in a QDRO, payments to an Alternate Payee under a QDRO will commence as soon as practicable subject to Section 9.5, after an Alternate Payee consents to a distribution; provided, however, that no such consent is required if the Alternate Payee’s Account does not exceed $5,000 or he has attained age 65.
A QDRO is any judgment, decree or order (including approval of a property settlement agreement) which:
(i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,
(ii) is made pursuant to a state domestic relations law (including a community property law),
(iii) creates or recognizes the existence of an Alternate Payee’s right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to the Participant,
(iv) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies and each plan to which such order applies, and
(v) does not require the Plan to provide:
(A) any form or type of benefit, or any option not otherwise provided under the Plan,
(B) increased benefits,
(C) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Committee to be a QDRO, or
(D) payment in the form of a joint and survivor annuity.

The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including, in the Committee’s sole discretion, the establishment of segregated benefit accounts for Alternate Payees.
9.10 Beneficiary Designation.
Each Participant shall designate the person, persons, or entity to receive benefits payable under the Plan upon the death of the Participant.
No election by a married Participant of a primary Beneficiary who is not the Participant’s Spouse shall be valid unless the election is accompanied by the Spouse’s written consent, which
(a) must acknowledge the effect of the election,
(b) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse’s further consent, or that it may be changed without such consent, and
(c) must be witnessed by the Committee, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the Spouse may not be located.)
9.11 Marital Status of Participant.
The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant’s marital status. Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status.
The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.
9.12 Protected Benefits.
In the event the assets and/or liabilities of another plan are merged, transferred, or consolidated with this Plan, all protected benefits, as described in Section 411(d)(6)(A) of the Code, early retirement benefits, retirement-type subsidies, and optional forms of benefit shall be preserved for those assets merged, transferred, or consolidated with this Plan to the extent required by Section 411(d)(6) of the Code and the regulations thereunder.

Section 10 Rules Governing Benefit Claims and Review of Appeals.
10.1 Claim for Benefits.
Any Participant or Beneficiary who qualifies for payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to be begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed in Section 9.
10.2 Notification by Committee.
Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time, and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied.
If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:
(a) Each specific reason for the denial;
(b) Specific references to the pertinent Plan provisions on which the denial is based;
(c) A description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and
(d) An explanation of the claims review procedures set forth in Section 10.3.
10.3 Claims Review Procedure.
Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Company a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with his appeal, the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy.
Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time, and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Company shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Company’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

10.4 Limitation on Filing Actions Relating to the Plan; Venue. Any lawsuit filed by any person who is claiming benefits under the Plan (including, but not limited to, a Participant, Beneficiary, Alternate Payee under a QDRO or any current or former Employee) must be filed no later than 120 days after the claims procedure (including any review or appeal) has been concluded (measured from the date indicated on a notice of denial of a claim or an appeal). However, in no event may such a lawsuit be filed more than two years from the date when the person knew, or should have reasonably been aware, of the existence of the claim. However, if a claim or appeal is pending at the end of the two year period, then the 120 days rule will apply.
The exclusive venue for filing a lawsuit involving the Plan is the Federal District Court in the Northern District of Illinois (Eastern Division) in Chicago, Illinois.
10.5 Disability Claims.
Notwithstanding anything herein to the contrary, any claim for a Disability benefit shall be handled in a manner consistent with applicable Department of Labor regulations.

Section 11 Administration of Plan.
11.1 Authority of Committee.
The Company acting through the Committee shall be the “plan administrator” within the meaning of ERISA. The Committee has full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Committee believes are necessary and advisable for the administration of the Plan, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan or the Trust, (ii) delegated in writing to other persons by the Company, such as an Investment Manager, or (iii) allocated to other parties by operation of law. Any determination made by the Committee shall be final and binding on all parties. Without limiting the generating of the foregoing, the Committee has the specific power and authority to interpret the terms of the Plan and remedy any ambiguities or inconsistencies in the Plan.
The Committee’s investment responsibility with respect to the Trust Fund may be subject to the terms of the Trust. The Committee shall be responsible for selecting Investment Funds for ERISA 404(c) Investments under the Plan.
The Committee may delegate all or any portion of its authority to any person or entity. However, the Committee shall be the Named Fiduciary of the Plan within the meaning of Section 402(a) of ERISA.
In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.
11.2 Identity of Committee.
The Committee shall consist of three or more individuals selected by the Board of Directors of the Company (the “Board”). The Board shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Company; provided, however, that the person entitled to receive such notice may waive it. The Company shall notify the Trustee of any change in membership of the Committee. A Committee member who was an employee of an Employer when appointed to the Committee shall be deemed to have resigned from the Committee automatically if he terminates Service.
11.3 Duties of Committee.
The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Committee shall furnish to the Trustees whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies all reports and returns required of the Plan Committee under ERISA and other laws.

11.4 Valuation of Employer Stock.
If the valuation of any Employer Stock is not established by reported trading by virtue of being readily tradable on an established securities market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date the Plan purchases or sells such Employer Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection, the Committee shall obtain, and shall be protected in relying upon, the valuation of such Employer Stock as determined by an independent appraiser, in accordance with Section 401(a)(28)(C) of the Code, experienced in preparing valuations of similar businesses.
11.5 Compliance with ERISA.
The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.
11.6 Action by Committee.
All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.
11.7 Execution of Documents.
Any instrument executed by the Committee shall be signed by any member or employee of the Committee.
11.8 Adoption of Rules.
The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.
11.9 Responsibilities to Participants.
The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required by ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 9, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

11.10 Alternative Payees in Event of Incapacity.
If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Gifts to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual’s benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 11.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.
11.11 Indemnification by Employers.
Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or him may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.
11.12 Nonparticipation by Interested Member.
Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits.

Section 12 Amendment and Termination of Plan.
12.1 Adoption of Plan by Other Employers.
With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, and (ii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.
12.2 Adoption of Plan by Successor.
In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a part to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.
12.3 Right to Amend or Terminate.
The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan (except as otherwise specifically provided herein).
Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.
Furthermore, except as permitted by the Code and the Regulations thereunder, as a result of any transfer, merger, or consolidation, there shall be no elimination or reduction of any Code Section 411(d)(6) protected benefits which each participant or beneficiary would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Section 411(d)(6) protected benefits are benefits described in Code Section 411(d)(6)(A), early retirement benefits, retirement-type subsidies, and optional forms of benefit.
Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee’s instructions.

Section 13 Miscellaneous Provisions.
13.1 Plan Creates No Employment Rights.
Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.
13.2 Nonassignability of Benefits.
No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee, nor will benefits from the Plan be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, unless the order or requirement to pay arises under a monetary judgment against a Participant or Beneficiary for a criminal or civil violation with respect to the Plan, pursuant to Section 401(a)(13) of the Code.
This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a QDRO within the meaning of Section 414(p) of the Code.
13.3 Limit of Employer Liability.
The liability of the Employers with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.
13.4 Treatment of Expenses.
All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer.
13.5 Number and Gender.
Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.
13.6 Nondiversion of Assets.
Except as provided in Section 6.2, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan; provided, however, that contributions that are made to the Plan due to a mistake of fact or that are intended to be, but are not, deductible by an Employer, may be returned to the Employer upon its written request to the Trustee made within one year of the actual contribution date (reduced by any corresponding losses to the Trust Fund).

13.7 Separability of Provisions.
If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
13.8 Service of Process.
The agent for the service of process upon the Plan shall be the president of the Company, or such other person as may be designated from time to time by the Company.
13.9 Governing State Law.
This Plan shall be interpreted in according with the laws of the State of Illinois to the extent those laws are applicable under the provisions of ERISA.

Section 14 Top-Heavy Provisions.
14.1 Determination of Top-Heavy Status.
The Committee shall determine on a regular basis whether each Plan Year is or is not a “Top-Heavy Year” for purposes of implementing the provisions of Sections 15.2, 15.3, 15.4, and, prior to January 1, 2000, Section 6.2, which shall apply only to the extent the Plan is top-heavy or super top-heavy within the meaning of Section 416 of the Code and the Treasury Regulations promulgated thereunder. In making this determination, the Committee shall use the following definitions and principles:
(a) The “Employer” includes all business entities which are considered commonly controlled or affiliated within the meaning of Sections 414(b), 414(c), and 414(m) of the Code.
(b) The “plan aggregation group” is the Permissive Aggregation Group and the Required Aggregation Group, as applicable:
(i) Permissive Aggregation Group: plans of the Employer that are required to be aggregated plus one or more plans that are not part of a Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.
(ii) Required Aggregation Group: (A) each plan of the Employer in which at least one (1) Key Employee participates in the Plan Year containing the determination date or in any of the four (4) preceding Plan Years; and (B) any other plan of the Employer during the above-referenced period which enables a plan described in (A) to meet the requirements of sections 401(a)(4) or 410 of the Code
(c) The “determination date”, with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan’s determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan’s determination date falling within the same calendar year as this Plan’s determination date.
(d) A “Key Employee”, with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy determination date of the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having Total Compensation greater than 50 percent of the limit then in effect under Section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having Total Compensation greater than the limit then in effect under Section 415(c)(1)(A), (iii) an owner of more than five percent of the outstanding equity interest or outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. In determining which individuals are Key Employees, the rules of Section 415(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

(e) A Non-key Employee means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.
(f) The “aggregated benefits” for any Plan Year means (i) the adjusted account balances in defined contribution plans on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans, calculated as to the annual valuation date coinciding with or next preceding the determination date, with respect to Key Employees and Non-key Employees under all plans with the plan aggregation group which includes this Plan. For this purpose, the “adjusted account balance” and the “adjusted value of accrued benefit” for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date. Further, the adjusted account balance under a plan shall not include any amount attributable to a Rollover Contribution or similar transfer to the Plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions were applied by the Pension Benefit Guaranty Corporation to determine the sufficiency of plan assets for plans terminating on the valuation date.
(g) This Plan shall be “top-heavy” for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Non-key Employees.
(h) This Plan shall be “super top-heavy” for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Non-key Employees.
(i) A “Top-Heavy Year” means a Plan Year in which the Plan is top-heavy.
14.2 Minimum Contributions.
For any Top-Heavy Year, a special contribution shall be made on behalf of each Participant so that each Non-key Employee’s allocation of Employer Contributions and Forfeitures shall be equal to the lesser of (i) 3% of such Non-key Employee’s Total Compensation, or (ii) the highest ratio of such allocation of Employer Contributions and Forfeitures received by any Key Employee for that Plan Year. For purposes of the special contribution of this Section 15.2, a Key Employee’s Total Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his Hours of Service.

Neither Elective Deferral Contributions nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement (unless otherwise permitted under the Code).
For any Plan Year when (i) the Plan is top-heavy and (ii) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer Contributions and Forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least 5% of such Non-key Employee’s Total Compensation for that Plan Year.
If the Employer has more than one plan, the required minimum Top-Heavy Year contribution shall be met in this Plan.
14.3 EGTRRA Modification of Top-Heavy Rules.
(a) For Plan Years beginning on or after January 1, 2002, a “Key Employee” is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
(b) For Plan Years beginning on or after January 1, 2002, this subsection (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of employees as of the determination date.
(i) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the One-Year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting “5-year period” for “One-Year period.”
(ii) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the One-Year period ending on the determination date shall not be taken into account.
(c) Minimum Benefits. For Plan Years beginning on or after January 1, 2002, Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

APPENDIX I
MINIMUM DISTRIBUTION GENERAL RULES (EFFECTIVE JANUARY 1, 2003)
(A) Effective Date. The provisions of this Section 9.3(a) shall apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003. With respect to distributions made on or after January 1, 2001 and prior to January 1, 2003, the minimum distribution requirements of Code Section 401(a)(9) will apply in accordance with regulations proposed by the Internal Revenue Service on January 17, 2001.
(B) Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of calendar year 2002 required minimum distributions under the Plan made to the distributee prior to 2003 equals or exceeds the required minimum distributions determined under this subsection (a), then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of calendar year 2002 required minimum distributions under the Plan made to the distributee prior to 2003 is less than the amount determined under this subsection (a), then required minimum distributions for calendar year 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this subsection (a).
(C) Precedence. The requirements of this subsection (a) will take precedence over any inconsistent provisions of the Plan.
(D) Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (a) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
(E) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this subsection (a), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA).
(F) Time and Manner of Distribution.
(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subparagraph (vi)(b), other than subparagraph (vi)(b)(1), will apply as if the surviving Spouse were the Participant.
For purposes of this subparagraph (vi)(b) and subparagraph (viii), distributions are considered to begin on the Participant’s Required Beginning Date (or, if subparagraph (vi)(b)(4) applies, the date distributions are required to begin to the surviving Spouse under subparagraph (vi)(b)(1)). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (vi)(b)(1)), the date distributions are considered to begin is the date distributions actually commence.
(e) Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subparagraphs (vii) and (viii) of this subsection (a). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
(3) Required Minimum Distributions During Participant’s Lifetime.
(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i) The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(ii) If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this subparagraph (vii) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(c) Required Minimum Distributions After Participant’s Death.
(i) Death On or After Date Distributions Begin.
a. Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
b. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
c. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
d. If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii) Death Before Date Distributions Begin.
a. Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subparagraph (viii)(a).
b. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
c. Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (vi)(b)(1), this subparagraph (viii)(b) will apply as if the surviving Spouse were the Participant.
(iv) Definitions.
a. Designated Beneficiary. The individual who is designated as the Beneficiary under Section 9.10 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
b. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (vi)(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

c. Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
d. Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
e. Required Beginning Date. The date specified in Section 9.3 of the Plan.

APPENDIX II
EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS
(A) Preamble and Effective Date. Effective March 1, 2006 (the “ESOP Component Effective Date”), the Plan was amended to incorporate the provisions of a stock bonus plan that meets the requirements of an employee stock ownership plan (“ESOP”) as defined in Section 4975(e)(7) of the Code. Hereafter, the Plan will consist of two distinct components. The first component is the profit sharing portion consisting of all Plan assets and funds, except for Plan assets and funds allocated to Accounts that are invested in Employer Stock. The second component of the Plan consists of a stock bonus feature which incorporates the provisions of an ESOP consisting of all Plan assets and funds allocated to Accounts that are invested in Employer Stock (the “ESOP Component). It is intended that the ESOP Component will be primarily invested in Employer Stock and will comply with the applicable provisions of Sections 401(a), 409 and 4975(e) of the Code relating to ESOPs.
(B) Application of ESOP Provisions. The proceeding provisions of this Appendix II shall only apply to the ESOP Component of the Plan and shall take precedence over, and supercede, any contrary provision of the Plan as of the ESOP Component Effective Date.
(C) Pre-Retirement Diversification Rights.
(1) The following provisions of this subparagraph (C)(1) shall apply if the shares of Employer Stock held under the Plan are not readily tradable on an established securities market determined in accordance with Section 401(a)(35) of the Code: The following provisions shall only be effective if any portion of a Participant’s Account under the ESOP Component cannot be exchanged into another one of at least three diversified Investment Funds (other than an Employer Stock investment) offered under the Plan. In this case, if a Participant attains age 55 and has completed 10 years of participation in the Plan (hereinafter referred to as a “Qualified Participant”), the Committee shall offer such Participant, during the 90-day period following the close of each Plan Year during the Election Period (as defined below), the right to elect, as determined by the Committee, a distribution or a transfer to another Investment Fund under the Plan of the value (determined as of the last preceding Valuation Date) of at least 25% of the number of shares of Employer Stock attributable to the Participant under the ESOP Component. If the Qualified Participant elects such a distribution or transfer, the distribution or transfer will be made within 90 days after the election is made. The “Election Period” means a period of six Plan Years beginning with the first Plan Year after the Participant becomes a Qualified Participant. The amount which may be subject to a diversification election under this paragraph after the Participant’s first Election Period (and future elections) shall be determined by multiplying the number of shares of Employer Stock attributable to the Participant under the ESOP Component (including shares that have been previously diversified) by 25% or, for the Participant’s final election, 50%, reduced, in each case, by the amount of any shares previously diversified under a prior election. Notwithstanding the foregoing, if the fair market value of the Employer Stock attributable to a Qualified Participant’s Account under the ESOP Component is $500 or less as of the Valuation Date immediately preceding the first day of an Election Period, then such Qualified Participant shall not be entitled to a diversification election under this paragraph for that Election Period. Moreover, notwithstanding any contrary provision in the Plan, if the Committee, in its sole discretion, decides to implement diversification elections by offering Employer Stock distributions, then a Qualified Participant does not have the right to demand a distribution in the form of Employer Stock for such a distribution.

(2) The following provisions of this subparagraph (C)(2) shall apply if the shares of Employer Stock held under the Plan are readily tradable on an established securities market determined in accordance with Section 401(a)(35) of the Code: Notwithstanding any provision in the Plan to the contrary, a Participant or a Beneficiary of a deceased Participant shall not be precluded from divesting into one of at least three other Investment Funds described in the preceding paragraph no less frequently than on a quarterly basis any portion of his or her: (a) Elective Deferral Account or Elective Deferral Roth Account invested in Employer Stock or (b) other Accounts invested in Employer Stock for a Participant with at least three Years of Service or for such a Beneficiary. The foregoing shall not preclude the application of certain restrictions or conditions on any such divestment as provided under applicable Treasury regulations or by reason of the application of securities laws.
(D) Participant Elections Relating to Employer Stock Dividends. Any cash dividends on shares of Employer Stock attributable to a Participant’s Account under the ESOP Component may, as elected by the Participant, either be paid to the Plan and reinvested in Employer Stock under the ESOP Component (and be allocable to such account), or be paid in cash to the Participant on the dividend payment date or paid to the Trustee and distributed by the Trustee to the Participant no later than 90 days after the end of the Plan Year in which paid to the Trustee. The manner for making such elections on dividends shall be determined by the Committee; provided, however, that the manner selected: (1) provides the Participant with a reasonable opportunity before the dividend is paid or distributed to make the election, (2) the Participant has the opportunity to change his dividend election at least annually and (3) if there is a change to the manner under the Plan’s terms in which the dividends are paid or distributed, the Participant is given a reasonable opportunity to make an election under the new terms prior to the date the first dividend subject to the new Plan terms is paid or distributed. If a Participant does not make such an election, than he will be deemed to have his dividends reinvested in Employer Stock. Notwithstanding any provision of the Plan to the contrary, the dividends to which this election applies shall be fully vested, irrespective of whether they are distributed to the Participant or reinvested in Employer Stock.
(E) Restrictions on Obligating Plan to Acquire Employer Stock at an Indefinite Time. The Plan may not enter into an agreement obligating it to purchase Employer Stock from a particular stockholder of the Corporation at some indefinite point in the future determined upon the happening of an event (such as the death of a shareholder).
(F) Timing of Distributions Under ESOP Component. The following provisions shall only be effective if any portion of a Participant’s Account under the ESOP Component is not distributable, at the Participant’s election, as soon as practicable following his termination of employment. In this instance, the Committee shall offer a Participant a distribution of his benefits under the ESOP Component no later than one year after the close of the Plan Year:
(1) in which the Participant’s Service terminates after his Normal Retirement Date or due to Disability or death; or
(2) which is the fifth Plan Year following the Plan Year in which the Participant’s Service terminates, provided, however, that the Participant has not become reemployed by an Employer.

(G) Put Option. Shares of Employer Stock distributed under the Plan that are not readily tradable on an established securities market shall be subject to a “put option,” whereby the stock may be sold to the Company or, if the Trustee is so directed by the Committee, the Trust. The terms and conditions of the put option are as follows:
(1) The put option shall be exercisable only by the distributee (whether a Participant or a Beneficiary), any person to whom the Employer Stock has passed by gift from the distributee or any person (including an estate or the distributee from an estate) to whom the Employer Stock passed upon the death of the distributee (hereinafter referred to as the “holder”).
(2) At the option of the Company (or the Committee if the Trust is the purchaser), the payment for shares of Employer Stock sold pursuant to a put option shall be made in either of the following forms:
(a) If the Employer Stock was distributed as part of a total distribution (that is, a distribution of the entire balance of the Participant’s interest under the ESOP Component), then payment may be made with a promissory note which provides for substantially equal monthly, quarterly, semi-annual or annual installments commencing with the 30 days from the date of the exercise of the put option and over a period not exceeding 5 years, with interest payable at a reasonable rate on any unpaid installment balance, with adequate security provided, and without penalty for prepayment of such installments; or
(b) In a lump sum no later than 30 days after such Participant exercises the put option.
(3) The amount paid for shares of Employer Stock pursuant to an exercised put option shall be determined under a fair valuation formula.
(4) The put option must be exercised during the 60 day period beginning on the date the Employer Stock is first distributed, by the Plan, or during a 60 day period designated by the Committee during the Plan Year following the Plan Year in which the distribution occurred after a Valuation Date under Section 11.4.
(5) To exercise the put option, the holder shall notify the Company in writing that the put option is being exercised. To the extent applicable, the Committee shall notify the Trustee.
(6) The Trust is not bound to purchase Employer Stock pursuant to the put option, but the Committee may direct the Trustee to cause the Trust to assume the Company’s rights and obligations to acquire Employer Stock under the put option.

(7) The put option provided under this Section shall continue in force even if this Plan ceases to contain the ESOP Component to the extent required under applicable Code provisions. Notwithstanding any contrary provisions, for shares of Employee Stock acquired with the proceeds of an “exempt loan” described in Treasury Regulation Section 54.4975-7(b)(1)(iii): (a) a Participant’s put option rights shall be nonterminable, within the meaning of Treasury Regulation Section 54.4975-11(a)(3) as long as such shares are not readily tradable on an established securities market and (b) such shares may not be subject to any other put, call, other option or buy-sell or similar arrangement while held by or distributed by the Plan, provided, however, that such shares may be subject to the right of first refusal described in Treasury Regulation Section 54.4975-7(b)(9). The foregoing sentence shall apply even if the Plan ceases to contain the ESOP Component.
* * *
The undersigned officer certifies that this plan document, the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan (As Amended and Restated Effective Generally as of January 1, 2006), was executed on February 28, 2006 pursuant to resolutions adopted by the Board of Directors of the Company at its regular meeting on January 26, 2006. [Version Conformed Through the Sixth Amendment]

By:	/s/ Dennis Klaeser
Title: Chief Financial Officer

Attest:	/s/ Daria L. Counts

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